MEMORANDUM

                                       AND

                             ARTICLES OF ASSOCIATION

                                       OF





                       KING YUEN INVESTMENT & DEVELOPMENT
                                     LIMITED





                    Incorporated the 3rd day of April, 1985.





                                    HONG KONG

Registration No. 149352


                        COMPANIES ORDINANCE (Chapter 32)


                               SPECIAL RESOLUTION
                                       OF
                    CHANGE OF STATUTORY QUORUM FOR DIRECTORS
                          Passed on the 10th June, 1997


To:      The Registrar of Companies


Presented By:              KING YUEN INVESTMENT & DEVELOPMENT LIMITED

The following resolution was passed as a Special Resolution by a written resolution of all the members of the company dated 10 June, 1997.

"That Article No. 8 of the Articles of Association of the Company be replaced by the following article:-

"Unless otherwise determined by the Directors, the quorum of a Directors' Meeting shall be two Directors personally present or represented by their substitutes appointed under Article 11 hereof."

"That Article No. 22 of the Articles of Association of the Company be replaced by the following article:-

"For all purposes, the quorum for all general meetings shall be two members personally present or by proxy and no business shall be transacted at any general meeting unless the requisite quorum be present at the commencement of the business."

Signed by




Cheng Chao Ming                                             Ching Kwok Leung
Director                                                               Director

Dated this 10 June, 1997

Hong Kong
Registration No. 149352

                        COMPANIES ORDINANCE (Chapter 32)


                               SPECIAL RESOLUTION
                                       OF
                    CHANGE OF STATUTORY QUORUM FOR DIRECTORS
                          Passed on the 10th June, 1997


To:      The Registrar of Companies

Presented By:              KING YUEN INVESTMENT & DEVELOPMENT LIMITED


The following resolution was passed as a Special Resolution by a written resolution of all the members of the company dated 10 June, 1997.


"That Article No. 5 of the Articles of Association of the Company be replaced by the following article:-

"Unless otherwise determined by the Company in General meeting, the number of Directors shall not be less than two."


Signed by




Cheng Chao Ming                                            Ching Kwok Leung
Director                                                      Director


Dated this 10 June, 1997

Hong Kong

                                   MEMORANDUM

                                       AND

                             ARTICLES OF ASSOCIATION

                                       OF



                       KING YUEN INVESTMENT & DEVELOPMENT
                                     LIMITED




                    Incorporated the 3rd day of April, 1985.




                                    HONG KONG

No. 149352

                                     (COPY)

                          CERTIFICATE OF INCORPORATION



                              I hereby certify that


                       KING YUEN INVESTMENT & DEVELOPMENT
                                     LIMITED


is this day incorporated in Hong Kong under the Companies Ordinance, and that this company is limited.

         GIVEN under my hand this Third day of April One Thousand Nine Hundred and Eighty-five.


                                                              (Sd.) J. Almeida
                                                  .........................
                                                 for Registrar of Companies,
                                                              Hong Kong.

                      THE COMPANIES ORDINANCE (CHAPTER 32)



                        Private Company Limited by Shares



                            MEMORANDUM OF ASSOCIATION

                                       OF

                       KING YUEN INVESTMENT & DEVELOPMENT
                                     LIMITED

         First:- The name of the Company is "KING YUEN INVESTMENT & DEVELOPMENT LIMITED".

         Second:- The Registered Office of the Company will be situated in Hong Kong.

         Third:- The objects for which the Company is established are:-

         (1) To carry on business of investment, development, promotion, formation, planning, construction, management, supervision, control, operation and finance of any hotel or hotel supplies and other company business scheme or operation whatsoever.

         (2) To carry on business as proprietors and/or managers of hotels, motels, inns, lodging-houses, apartment houses, restaurants, refreshment and tea rooms, cafes and milk and snack bars, night-clubs and clubs of all kinds, tavern, beer-house, and lodging-house keepers, licensed victuallers, wine, beer, and spirit merchants, brewers, malsters, distillers, importers and manufacturers of aerated, mineral and artificial waters and other drinks, and as caterers and contractors in all their respective branches and as managers and/or proprietors of theatres, cinemas, dance-halls, concert halls, stadiums, billiard rooms, bowling centres and all places of entertainment and radio and television stations and studios.

         (3) To acquire and hold shares, stocks, debentures, debenture stock, bonds, obligations, and securities issued or guaranteed by any company incorporated or carrying on business in Hong Kong or in any foreign country, and debentures, debenture stocks, bonds, obligations and securities, issued or guaranteed by any government, sovereign ruler, commissioner public body or authority, supreme, municipal, local or otherwise.

         (4) To carry on the business of importers, exporters, commission agents, indent agents, general agents, wholesalers and retailers of all kinds of articles and goods and to carry on the business of manufacturers and general merchants.


         (5) To purchase for investment or resale, and to traffic in land and house and other property of any tenure and any interest therein, and to make advances upon the security of land or house or other property, or any interest therein, and generally to deal in, traffic by way of sale, lease, exchange, or otherwise with land and house property whether real or personal.

         (6) To acquire, provide and maintain plants, facilities apparatus, devices, processes, laboratories, work-shops and accommodations of all description for or in relation to any of the objects of the Company.

         (7) To act as general managers or general agents or otherwise of any companies, firms or other undertakings whether such companies, firms or other undertakings carry on business similar to that carried on by the Company or not.

         (8) To manufacture and produce and, either as principals or agents, trade and deal in any articles belonging to any such business, and all apparatus, appliances and things used in connection therewith, or with any invention, patents, or privileges for the time being belonging to the company.

         (9) To acquire by purchase lease, exchange, or otherwise, land, buildings, and hereditament of any tenure or description, and any estate or interest therein, and to turn the same to account as may seem expedient, and in particular by preparing building sites, and by constructing, reconstructing, altering, improving, decorating, furnishing, and maintaining offices, flats houses, factories, warehouses, shops, wharves, buildings, works and conveniences of all kinds, and by consolidating or connecting, or sub-dividing properties, and by leasing and disposing of the same.

         (10) To demolish, construct or procure the construction of buildings of all kinds, upon any lands belonging to or in which the Company is interested, either as owners, lessees, contractors or otherwise.

         (11) To apply for, purchase, or otherwise acquire any patents, brevets d'invention, licences, concessions, and the like, conferring an exclusive or limited right to use or any secret or other information as to any invention which may seem capable of being used for the purposes of the

                  Company, or the acquisition of which may seem calculated, directly or indirectly to benefit the Company, and to use, exercise, develop, grant licences in respect of, or otherwise turn to account the property, rights and information so acquired.

         (12) To enter into any arrangements with any governments or authorities, supreme, municipal, local, or otherwise, that may seem conducive to the Company's objects or any of them, and to obtain from any such government or authority, any rights, privileges, and concessions which the Company may think it desirable to obtain, and to carry out, exercise and comply with any such arrangements, rights, privileges and concessions.


         (13) To let on lease or on hire the whole or any part of the real and personal property of the Company on such terms as the company shall determine.

         (14) To sell, dispose of or transfer the business, property and undertakings of the company, or any part thereof, for any consideration which the company may see fit to accept.

         (15) To act as representatives of manufacturers or producers of goods and merchandise of all descriptions and to import, export, buy, sell, barter, exchange, pledge, make advances upon or otherwise deal in the goods, produce, articles and merchandise of such manufacturers.

         (16) To acquire any such shares, stock, debentures, debenture stocks, bonds, obligations or securities by original subscription, tender, purchase, exchange, or otherwise, and to subscribe for the same, either conditionally or otherwise, and to guarantee the subscription thereof, and to exercise and enforce all rights and powers conferred by or incident to the ownership thereof.

         (17) To receive money on deposit with or without allowance of interest thereon.

         (18) To pay for any business or undertaking, or any property, rights, shares, stock, bonds, debentures or other securities acquired by the Company, either in cash or shares, with or without preferenced or deferred rights in respect of dividend or repayment of capital or otherwise, or by any securities which the Company has power to issue, or partly in one mode and partly in another and generally on such terms as the Company shall determine.

         (19) To sell the business or undertaking of the Company or any part thereof, including any shares, stock, bonds, debentures, mortgages, or other obligations or securities, or any or either of them, patents, trade marks, trade names, copyrights, licenses or authorities or any estate, rights, property, privileges or assets of any kind.

         (20) To lend money to such persons or companies and on such terms as may seem expedient, and in particular to customers and others having dealings with the Company, and to guarantee the performance of contracts by any such persons or companies.

         (21) To borrow or raise or secure the payment of money in such manner as the Company shall think fit, and in particular by the issue of debentures, or debenture stock, perpetual or otherwise, charged upon all or any of the Company's property (both present and future), including its uncalled capital, and to purchase, redeem, or pay off any such securities.


         (22) To invest the moneys of the Company not immediately required upon such investments (other than shares in the Company) or property and in such manner as may from time to time be determined.

         (23) To enter into arrangements for partnership, sharing profits, reciprocal concessions, co-operation or otherwise with any company, corporation, or person having objects altogether or in part similar to those of this Company or carrying on or about to carry on any business capable of being conducted so as directly or indirectly to benefit this Company.

         (24) To enter into any arrangements for profit-sharing with any of the Directors or employees of the Company or of any company in which the Company may for the time being hold a share or shares (subject to the consent and approval of such company). To grant sums by way of bonus or allowance to any directors or employees allowance to any directors or employees or their dependents or connections, and to establish or support, or aid in the establishment and support, of associations, institutions schools or conveniences calculated to benefit Directors or employees of the Company or its predecessors in business or any companies in which the Company owns a share or shares or the dependents or connections of such persons, to grant pension and to make payments towards insurance.

         (25) To draw, make, accept, endorse, discount, execute and issue bills of exchange, promissory notes, debentures and other negotiable or transferable instruments.

         (26) To distribute any of the property of the Company amongst the Members in specie or otherwise.

         (27) To do all or any of the above things in any part of the world, and as principals, agents, contractors, trustees or otherwise, and by or through trustees, agents, or otherwise, and either alone or in conjunction with others.

         (28) To do all such things as are incidental or conducive to the above objects or any of them.

         It is hereby expressly declared that each of the preceding sub-clauses shall be construed independently of and shall be in no way limited by reference to any other sub-clause and that the objects set out in each sub-clause are independent objects of the Company.

         And it is hereby declared that the word "Company" in this clause, except where used in reference to this Company, shall be deemed to include any partnership or other body of persons, whether incorporated or not incorporated, and wheresoever domiciled, and the intention is that the object specified in each paragraph of this clause shall, except where otherwise expressed in such paragraph, be in nowise limited or restricted by reference to or inference from the terms of any other paragraph or the name of the Company.

         Fourth:- The liability of the Members is limited.

         Fifth:- The Share Capital of the Company is HK$1,000,000.00 divided into 1,000 shares of HK$1,000.00 each, with power to divided the shares in the capital for the time being into several classes and to attach thereto respectively such preferential deferred or special rights, privileges, conditions or restrictions as may be determined by or in accordance with the regulations of the Company and with power to increase or reduce the capital of the Company and issue all or any part of such original or increased or reduced capital with such preferential, deferred or special rights, privileges, conditions or restrictions as are attached thereto.

         We, the several persons, whose names, addresses and descriptions are hereto subscribed, are desirous of being formed into a Company in pursuance of this Memorandum of Association, and we respectively agree to take the number of shares in the capital of the Company set opposite to our respective names:-

===============================================================================

                           Number of Shares
                Names, Addresses and Descriptions of Subscribers
                           taken by each

                           Subscriber
----------------------------------------------------------------------------



   (Sd.) MR. SHEN SHANQI                                               ONE
   MR. SHEN SHANQI
       Rm. 1507, Rear,
       115-119 Queen's Road West,
       Hong Kong,
            Executive




   (Sd.) MR. CHENG CHAO-MING
   MR. CHENG CHAO-MING                                                    ONE
       Flat E, 28/F.,
       Lotus Mansion,
       Tai Koo Shing,
       Hong Kong,
            Executive




==============================================================================

         Dated the 28th day of March, 1985.
WITNESS to the above signatures:

                                                        (Sd.) KAM PIK LING
                                                              KAM PIK LING
                                                                 Secretary
                                                                  Hong Kong

==============================================================================
                                                              Number of Shares
                Names, Addresses and Descriptions of Subscribers
                              taken by each

                      Subscriber
-----------------------------------------------------------------------------



   (Sd.) MR. SHEN DAMIAO
   MR. SHEN DAMIAO
                                               ONE
       Rm. 1508, Rear,
       115-119 Queen's Road West,
       Hong Kong,
            Executive




   (Sd.) MR. LEUNG MAN-TO
   MR. LEUNG MAN-TO
                                      ONE
       23 Nam Wai,
       Sai Kung,
       N.T.
            Executive


------------------------------------------------------------------------------
                          Total Number of
                                   FOUR
Shares Taken . . . .
============================================================================

         Dated the 28th day of March, 1985.
WITNESS to the above signatures:


                              (Sd.) KAM PIK LING

                                                   KAM PIK LING

                                        Secretary

                                       Hong Kong

                      THE COMPANIES ORDINANCE, (CHAPTER 32)



                        Private Company Limited by Shares



                             ARTICLES OF ASSOCIATION

                                       OF

                       KING YUEN INVESTMENT & DEVELOPMENT
                                     LIMITED



                                   PRELIMINARY

         1. Subject as hereinafter provided, the regulations contained in Table "A" in the First Schedule to the Companies Ordinance (Chapter 32) shall apply to this Company, and be deemed to be incorporated with these Presents.

         2. The following clauses of Table "A" namely, 24, 41 to 44 inclusive, 55, 60, 64, 77, 79, 81, 82, 90 to 99 inclusive, 101, and 114 to 123 inclusive, and 128, shall not apply or are modified as hereinafter appearing.

         3.       The Company is a Private Company and accordingly:-

                  (a) the right to transfer shares is restricted in manner hereinafter prescribed;

                  (b) the number of members of the company (exclusive of persons who are in the employment of the company and of persons who having been formerly in the employment of the company were while in such employment and have continued after the determination of such employment to be members of the company) is limited to 50. Provided that where 2 or more persons hold one or more shares in the company jointly they shall for the purpose of this regulation be treated as a single member;

                  (c) any invitation to the public to subscribe for any shares or debentures of the company is prohibited;

                  (d) the company shall not have power to issue share warrants to bearer.

                               TRANSFER OF SHARES

         4.       Clause 24 of Table "A" is hereby modified as follows:-

         The directors may, in their absolute discretion and without assigning any reason therefore, decline to register any transfer of any share, whether or not it is a fully paid share.

                                    DIRECTORS

         5. Unless otherwise determined by the Company in General Meeting, the number of directors shall not be less than three.

         6. All Directors shall hold office for a term of one year, and at the expiration of the term of office shall retire from office but shall be eligible for re-election.

         7. It shall not be required for a Director to hold any qualification shares. Residence in Hong Kong shall not be a requisite qualification.

         8. Unless otherwise determined by the Directors, the quorum of a Directors' Meeting shall be three Directors personally present or represented by their substitutes appointed under Article 11 hereof.

         9. A resolution in writing signed by all the directors shall be as valid and effectual as if it had been passed at a meeting of directors duly called and constituted.

         10. The office of a director shall be vacated if the Director:-

                  (a) Resigns his office by notice in writing to the Company; or

                  (b) Becomes bankrupt or makes any arrangement with his creditors generally; or

                  (c)      Becomes of unsound mind.

         11. Subject to the approval of the Board, a Director may appoint any person to act for him as a substitute Director during his absence, and such appointment shall have effect and such appointee whilst he holds office as a substitute Director shall be entitled to notice of meetings of Directors, and to attend and vote thereat accordingly; but he shall not require any qualification, and he shall ipso facto vacate office if and when the appointor returns to Hong Kong or vacates office as a Director, or removes the appointee from office, and any appointment and removal under this Clause shall be effected by notice in writing under the hand of the Director making the same.


         12. Any casual vacancy occurring in the Board of Directors may be filled up by the Directors, but the person so chosen shall be subject to retirement at the same time as if he had become a Director on the day on which the Director in whose place he is appointed was last elected a Director.

         13. The Directors shall have power at any time, and from time to time, to appoint a person a an additional Director who shall retire from office at the next following Ordinary General meeting, but shall be eligible for election by the Company at that meeting as an additional Director.

         14. The Company may by a special resolution remove any director and may by an ordinary resolution appoint another person in his stead. The person so appointed shall be subject to retirement at the same time as if he had become Director on the day which the Director in whose place he is appointed was last elected a Director.

         15. Any Director may be employed by or hold any office or profit under the Company, except that of Auditors of the Company, and may acto either personally or as a member of a firm or render any professional service to the Company, and may receive renumeration from the Company for so doing in addition to any remuneration payable to him as a Director.

                               GENERAL MANAGEMENT

         16. The Board of Directors shall be entrusted with the general management and carrying on of the business of the Company, and shall have full power to do all such acts and things and enter into such contracts and engagements on behalf of the Company as he may consider necessary or desirable and may also appoint and remove or suspend any officers, clerks, accountants, agents servants and other employees.

                               POWERS OF DIRECTORS

         17. The Directors, in addition to the powers and authorities by these Articles or otherwise expressly conferred upon them, may exercise all such powers and do all such acts and things as may be exercised or done by the Company in General Meeting subject nevertheless to the provisions of the companies Ordinance, (Chapter 32), to these Articles, and to any regulations from time to time made by the Company in General Meeting, provided that no regulation so made shall invalidate any prior act of the Directors which would have been valid if each regulation had not been made.

         18. Without prejudice to the general powers conferred by the last preceding Article and the other powers conferred by these Articles, if it is hereby expressly declared that the Directors shall have the following powers, that is to say, power:

                  a) To pay the costs, charges and expenses preliminary and incidental to the promotion, formation, establishment and registration of the Company.

                  b) To purchase or otherwise acquire for the Company or sell or otherwise dispose of any property, rights or privileges which the Company is authorized to acquire at such price and generally on such terms and conditions as they shall think fit.

                  c) To engage, dismiss, and fix the salaries or emoluments of the employees of the Company.

                  d) To institute, conduct, defend, compromise or abandon any legal proceedings by or against the Company or its officers. or otherwise concerning the affairs of the Company and also to compound and allow time for payment or satisfaction of any debts due to, and of any claims or demands by or against the Company.

                  e) To refer any claims or demands by or against the Company to arbitration and observe and perform the awards.

                  f) To make and give receipts, releases and other discharges for money payable to the Company and for claims and demands of the Company.

                  g) To invest, lend or otherwise deal with any of the moneys or property of the Company in such manner as they think fit, having regard to the Company's Memorandum of Association and from time to time to vary or realise any such investment.

         h) To borrow money, arrange for banking facilities on behalf of the Company, and to pledge, mortgage or hypothecate any of the property of the Company.

         I) To open a current account with themselves for the Company and to advance any money to the Company with or without interest and upon such terms and conditions as they shall think fit.

         j) To enter into all such negotiations and contracts and rescind and vary all such contracts, and execute and do all such acts, deeds and things in the name and on behalf of the Company as they may consider expedient for, or in relation to, any of the matters aforesaid, or otherwise for the purpose of the Company.

         k) To give to any Director, officer or other person employed by the Company a commission on the profits of any particular business or transaction, and such commission shall be treated as part of the working expenses of the Company, and to pay commissions and make allowances (either by way of a share in the general profits of the Company or otherwise) to any persons introducing business to the Company or otherwise promoting or serving the interest thereof.

         l) To sell, improve, manage, exchange, lease, let, mortgage, or turn to account all or any part of the land, property, rights and privileges of the Company.

         m) To employ, invest or otherwise deal with any Reserve Fund or Reserve Funds in such manner and for such purposes as the Directors may think fit.

         n) To execute, in the name and on behalf of the Company, in favor of any Director or other person who may incur or be about to incur any personal liability for the benefit of the Company, such mortgages of the Company's property (present or future) as they think fit, and any mortgages may contain a power of sale and such other powers, covenants and provisions as shall be agreed upon.

         o) From time to time to provide for the management of the affairs of the Company abroad in such manner as they think fit, and in particular to appoint any persons to be the Attorneys or agents of the Company with such powers (including power to subdelegate) and upon such terms as they think fit.

         p) From time to time to make, vary or repeal rules and by-laws for the regulation of the business of the Company, its officers and servants.

         q) To delegate any or all of the powers herein to any Director or other person or persons as the Directors may at any time think fit.

                                SEAL AND CHEQUES

         19. The Seal of the Company shall be kept by the Directors and shall not be used except with their authority.

         20. Unless otherwise determined by the Directors, every document required to be sealed with the Seal of the company shall be deemed to be properly executed if sealed with he Seal of the Company and signed by such person or persons as the Board of Directors shall from time to time appoint.

         21. All cheques, bills of exchange, promissory notes and other negotiable instruments issued or required to be signed, endorsed or accepted or otherwise negotiated by the Company shall be signed by such person or persons as the Board of Directors shall from time to time appoint.

                                GENERAL MEETINGS

         22. For all purposes, the quorum for all general meetings shall be three members personally present or by proxy and no business shall be transacted at any general meeting unless the requisite quorum be present at the commencement of the business.

                                VOTES OF MEMBERS

         23. Unless a poll is demanded, all voting of members in respect of any matter or matters shall be by show of hands, and in the case of a poll, every member shall have one vote for each share of which he is the holder.




                               DIVISION OF PROFITS

         24. The net profits of the Company in each year shall be applied in or towards the formation of such reserve fund or funds and in or towards the payment of such dividends and bonuses as the Directors subject to the approval of the Company in General Meeting may decide.

         25. No dividend shall be payable except out of the profits of the Company, and no dividend shall carry interest as against the Company.

         26. A transfer of shares shall not pass the right to any dividend declared thereon before the registration of the transfer.

         27. If two or more persons are registered as joint holders of any share, any one of such persons may give effectual receipts for any dividends or for other moneys payable in respect of such share.

         28. The Directors may retain any interest or dividends on which the Company has a lien, and may apply the same in or towards satisfaction of the debts, liabilities or engagements in respect of which the lien exists.

         29. All dividends unclaimed for one year after having been declared may be invested or otherwise made use of by the Directors for the Company until claimed.

                                     NOTICES

         30. All notices required to be given to the shareholders under these Articles must be in the Chinese or English language or both.

                                    SECRETARY

         31. Madam Kam Pik Ling shall be the first secretary of the Company who shall hold the office until the first meeting of Directors.

                 Names, Addresses and Description of Subscribers





                              (Sd.) MR. SHEN SHANQI
                                 MR. SHEN SHANQI
                                 Rm. 1507, Rear,
                           115-119 Queen's Road West,
                                   Hong Kong.
                                    Executive




                            (Sd.) MR. CHENG CHAO-MING
                               MR. CHENG CHAO-MING
                                 Flat E, 28/F.,
                                 Lotus Mansion,
                                 Tai Koo Shing,
                                   Hong Kong.
                                    Executive



Dated the 28th day of March, 1985.
WITNESS to the above signatures:

                                                         (Sd.) KAM PIK LING
                                                            KAM PIK LING
                                                               Secretary
                                                              Hong Kong

                 Names, Addresses and Description of Subscribers





                              (Sd.) MR. SHEN DAMIAO
                                 MR. SHEN DAMIAO
                                 Rm. 1508, Rear,
                           115-119 Queen's Road West,
                                   Hong Kong.
                                    Executive




                             (Sd.) MR. LEUNG MAN-TO
                                MR. LEUNG MAN-TO
                                   23 Nam Wai,
                                      N.T.
                                    Executive



Dated the 28th day of March, 1985.
WITNESS to the above signatures:

                                                      (Sd.) KAM PIK LING
                                                        KAM PIK LING
                                                      Secretary
                                                       Hong Kong